EXHIBIT 99.1

Illini Corporation

3200 West Iles Avenue

Springfield, Illinois 62711

Tel (217) 787 –5111  Fax (217) 547-9659

NEWS RELEASE

For Immediate Release

Media Contact:

Dennis Guthrie

217/787-5111, Extension 214

ILLINI ANNOUNCES EARNINGS

SPRINGFIELD, IL.  January 20, 2006.  Gaylon E. Martin, President of Illini Corporation (OTC:ILIN), announced the earnings of Illini Corporation.  Earnings for the year ending December 31, 2005 were $1,567,000, or $2.99 per share, compared to an operating loss of $1,221,000, or ($2.95) per share, for the year ending December 31, 2004.   Illini had total assets of $254.3 million at December 31, 2005, an increase of 7.1% over the $237.5 million as of December 31, 2004.  Illini Corporation is headquartered in Springfield and owns Illini Bank and Farmers State Bank of Camp Point.

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This news release may include forward-looking statements based on the Company’s expectations and assumptions that are subject to numerous risks and uncertainties that could cause actual results to materially differ from those anticipated. Such risks and uncertainties include, among others, general business and economic conditions, and competitive and regulatory actions.

ILLINI CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2005 and 2004

		2005	2004
		(dollars in thousands)

	ASSETS:
	Cash and due from banks	$6,493	$8,136
	Interest-bearing deposits in other banks	276	66
	Federal funds sold	6,914	3,359
	Cash and cash equivalents	13,683	11,561
	Investment securities available for sale, at fair value	79,583	56,161
	Loans held for sale	0	0
	Loans, net of the allowance for loan losses of $2,020 and $2,412	143,173	156,160
	Federal Home Loan Bank stock	904	863
	Premises and equipment	5,944	5,903
	Accrued interest receivable	1,805	1,649
	Other real estate owned	958	994
	Goodwill	1,856	1,856
	Other assets	6,356	2,369
	Total Assets	$254,262	$237,516

	LIABILITIES AND SHAREHOLDER’S EQUITY:
	Noninterest-bearing demand deposits	$36,948	$37,569
	Interest-bearing deposits:
	NOW and money market accounts	52,963	57,797
	Savings deposits	21,521	21,902
	Time deposits, $100,000 and over	29,431	13,209
	Other time deposits	73,924	68,242
	Total deposits	214,787	198,719

	Short-term debt	428	1,392
	Long-term debt	9,000	13,298
	Subordinated debentures	9,000	9,000
	Accrued interest payable	912	813
	Other liabilities	2,057	869
	Total liabilities	236,184	224,091

	COMMITMENTS AND CONTINGENT LIABILITIES:

	Stockholders’ equity:
	Preferred stock, $0.01 par value, authorized and unissued 10,000,000 shares
	Common stock-$.01 par value, authorized 45,000,000 shares; 698,289 shares issued at December 31, 2005 and 571,789 shares at December 31, 2004	7	6
	Capital surplus	13,059	9,038
	Retained earnings	11,966	10,615
	Accumulated other comprehensive income	123	843
Less:	Treasury shares, at cost, 157,260 shares	(7,077)	(7,077)
	Total stockholders’ equity	18,078	13,425
	Total Liabilities and Shareholders Equity	$254,262	$237,516

See accompanying notes to consolidated financial statements.

ILLINI CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

Years Ended December 31, 2005 and 2004

	2005	2004
	(dollars in thousands)
Interest income:
Interest and fees on loans	$10,030	$11,058
Interest on investment securities:
Taxable	2,329	1,127
Exempt from federal income taxes	674	751
Interest on short term investments	123	94
Total interest income	13,156	13,030

Interest expense:
Interest on deposits:
NOW and money market accounts	825	524
Savings deposits	184	132
Time deposits, $100,000 and over	663	427
Other time deposits	2,125	2,172
Interest on short-term debt	42	20
Interest on long-term debt	273	397
Interest on subordinated debentures	946	947
Total interest expense	5,058	4,619

Net interest income	8,098	8,411
Provision for loan losses	0	1,395
Net interest income after provision for loan losses	8,098	7,016

Noninterest income:
Service charges on deposit accounts	1,483	1,555
Other fee income	262	271
Mortgage loan servicing fees	84	198
Gain on sale of mortgage loans	97	(219)
Gain on sale of branch deposits	—	—
Securities gains (losses)	(121)	27
Gains (losses) on sale of fixed assets	0	0
Gains (losses) on sale of other real estate owned	(2)	(23)
Other	399	215
Total noninterest income	2,202	2,024
Noninterest expense:
Salaries and employee benefits	4,094	5,145
Net occupancy expense	745	730
Equipment expense	181	210
Data processing fees	679	678
Supplies expense	163	170
Communication and transportation expense	501	502
Marketing and advertising expense	242	277
Correspondent and processing fees	262	233
Loan and other real estate owned expense	184	1,978
Professional fees	561	713
Regulatory fees	112	116
Other	644	762
Total noninterest expense	8,368	11,514

Income before income tax expense (benefit)	1,932	(2,474)
Income tax expense (benefit)	365	(1,253)
Net income	$1,567	$(1,221)

Basic earnings per share (based on weighted average common shares outstanding of 524,740 in 2005 and 414,034 in 2004)	$2.99	$(2.95)

See accompanying notes to consolidated financial statements.